UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2014

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

18 Craftsman Road
East Windsor, Connecticut	06088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 763-7014

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 7, 2014, STR Holdings, Inc. (the “Company”) entered into retention agreement amendments (“Amendments”) with certain members of senior management, including each of  Alan N. Forman, the Company’s Senior Vice President and General Counsel, and Joseph C. Radziewicz, the Company’s Vice President, Chief Financial Officer and Chief Accounting Officer (each an “Executive Officer” and collectively, the “Executive Officers”). The Amendments amend the retention agreements, dated as of July 18, 2013 (the “Original Agreements”) between the Company and each Executive Officer previously disclosed and filed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2013.

The Amendments extend the outside date of each Original Agreement from June 30, 2014 to December 31, 2014. Accordingly, each Executive Officer will be entitled to receive the retention bonus provided under his Original Agreement if a closing of a Change of Control Transaction (as defined in the Original Agreements) occurs prior to December 31, 2014 so long as the Executive Officer remains employed by the Company on such date. In the event of a Covered Termination (as defined in the Original Agreements), such Executive Officer would also be entitled to receive his respective retention bonus as if he was employed on such date. The Amendments also remove a plan of liquidation or dissolution of the Company from the definition of Change in Control in the Original Agreements.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

ITEM 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Retention Agreement Amendment dated July 7, 2014 between the Company and Alan N. Forman.

10.2	Retention Agreement Amendment dated July 7, 2014 between the Company and Joseph C. Radziewicz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: July 11, 2014	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Agreement Amendment dated July 7, 2014 between the Company and Alan N. Forman.

10.2	Retention Agreement Amendment dated July 7, 2014 between the Company and Joseph C. Radziewicz.